Exhibit 5.1
January 8, 2007
Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”) filed by you with the Securities and Exchange Commission (the “Commission”) on November 29, 2006, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 13,991,624 shares of your Common Stock (the “Shares”) pursuant to the terms of an Agreement and Plan of Merger dated as of October 12, 2006 (“Merger Agreement”) by and among Internap Network Services Corporation, a Delaware corporation (“Internap”), Ivy Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Internap, (“Ivy”), and VitalStream Holdings, Inc., a Nevada corporation.
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	Internap’s Certificate of Incorporation, filed with the Delaware Secretary of State on July 25, 2001, the Certificate of Merger filed September 17, 2001, the Certificate of Amendment filed October 31, 2002, the Certificate of Correction filed January 13, 2003, the Certificate of Amendment filed July 11, 2003, and the Certificate of Amendment filed July 10, 2006;

(2)	Internap’s currently effective Amended and Restated Bylaws, certified by the Secretary of the Company of even date herewith;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

(4)	the prospectus prepared in connection with the Registration Statement, together with the annexes thereto (“Prospectus”);

(5)	the minutes of a meeting of Internap’s Board of Directors approving the Merger Agreement, the issuance of the Shares and the filing of the Registration Statement;

(6)	a verification from Internap’s transfer agent dated of even date herewith verifying the number of Internap’s issued and outstanding shares of capital stock as of December 29, 2006;

(7)	a statement from Internap as of the date hereof as to the number of (i) outstanding options, warrants and rights to purchase Internap Common Stock and (ii) any additional shares of Internap Common Stock reserved for future issuance in connection with Internap stock option and purchase plans and all other plans, agreements or rights; and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by Internap containing certain factual and other representations.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Shares have been, or when issued will be, properly signed by authorized officers of the Company or their agents.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.
     Based upon the foregoing, it is our opinion that the Shares to be issued, sold and delivered by you pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration

Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP